EXHIBIT P
                            ---------
   FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND WAIVER


     This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND WAIVER dated as of August 8, 2002 (this "Amendment"), among Alternative Resources Corporation, a Delaware corporation (the "Company"), with headquarters located at 600 Hart Road, Suite 300, Barrington, Illinois 60010, Wynnchurch Capital Partners, L.P., a Delaware limited partnership and Wynnchurch Capital Partners Canada, L.P., an Alberta, Canada limited partnership (each a "Purchaser," and collectively, the "Purchasers"), amends the Securities Purchase Agreement dated as of January 31, 2002 (the "Securities Purchase Agreement"), between the Company and the Purchasers.

     WHEREAS, the Company failed to satisfy the Fixed Charge Coverage Ratio set forth in Section 7.5(h)(ii) of the Securities Purchase Agreement for the period of two fiscal quarters ended June 30, 2002 and such failure constitutes an Event of Default under the Section 5.2 of the Notes (the "June 30, 2002 Event of Default");

     WHEREAS, the Company and Fleet Capital Corporation, as Lender pursuant to that certain Credit and Security Agreement dated as of January 31, 2002 (the "Credit Agreement") have requested that the Purchasers waive the June 30, 2002 Event of Default and any other existing defaults by the Company as provided herein, and amend certain provisions of the Securities Purchase Agreement; and

     WHEREAS, the Purchasers has agreed to waive the June 30, 2002 Event of Default and any other existing defaults under the Securities Purchase Agreement and to amend certain provisions of the Securities Purchase Agreement, all subject to the terms, conditions and limitations set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.   Capitalized Terms.
     -----------------

     Capitalized terms used herein which are defined in the Securities Purchase Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby. The Securities Purchase Agreement, together with the Notes, the Warrants, the Subordination Agreement and any other related documents are referred to herein as the "Subordinated Debt Documents."

2.   Waiver of June 30, 2002 Event of Default.
     ----------------------------------------

     Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Purchasers hereby waive the June 30, 2002 Event of Default and any other existing defaults by the Company pursuant to the Securities Purchase Agreement and the other Subordinated Debt Documents. The parties agree that nothing herein shall be construed as a waiver of any future Event of Default (including without limitation, any Event of Default caused by reason of the failure of the Company to comply with
Section 7.5(h) of the Securities Purchase Agreement, as amended hereby, on any other occasion or for any other period).

3.   Amendments.
     ----------

     Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Company and the Purchasers agree that the Securities Purchase Agreement is hereby amended, effective as of the date hereof, as follows:

                              Exhibits:  Page 2

     (a)  Amendments to Section 7.2 of the Securities Purchase
Agreement. Section 7.2(j) of the Securities Purchase Agreement is hereby amended as follows:

          (i) The following new defined term "Fixed Charges" shall be added to Section 7.2 of the Securities Purchase
Agreement immediately preceding the definition of "Fixed Charge
Coverage Ratio":

          "(j1)     'Fixed Charges' means, for any period,
          the sum for the Company and all subsidiaries
          (determined on a consolidated basis without duplication in accordance with GAAP), of (i) the aggregate amount of Interest Expense for such period (excluding, for the purpose of computing
          Fixed Charges, that certain amendment fee required to be paid by the Company and its subsidiaries to the Lender in connection with that certain First Amendment to Credit Agreement and Waiver dated as of August 8, 2002 among the Company and its subsidiaries and the Lender) plus
          (ii) the aggregate amount of regularly scheduled payments of principal in respect of Indebtedness for borrowed money (including the principal component of any payments in respect of Capital
          Lease Obligations) paid or required to be paid during such period, plus (c) the aggregate amount of cash disbursements made by the Company after June 30, 2002, pursuant to that certain severance agreement between the Company and its former
          Chief Executive Officer."

          (ii) The definition of "Fixed Charge Coverage
Ratio" set forth in Section 7.2 of the Securities Purchase
Agreement is hereby amended and restated in its entirety to read as follows:

          "(j2)      'Fixed Charge Coverage Ratio' means,
          for any period, the ratio of (a) (i) EBITDA of the Borrowers (as defined in the Credit Agreement) and all subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP) minus (ii) the aggregate amount of all Non-Financed Capital Expenditures during such period minus (iii) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all income taxes for such period minus
          (iv) the aggregate amount of dividends and distributions permitted to be paid under Section
          8.6 of the Credit Agreement and actually paid in cash during such period to (b) the aggregate amount of Fixed Charges for such period."

     (b)  Amendment to Section 7.5(h) of the Securities Purchase
Agreement. Section 7.5(h) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          "(h) Certain Financial Covenants.

               (i)  Tangible Capital Base.  The Company
          shall not (i) as of June 30, 2002, have a consolidated Tangible Capital Base of less than $7,600,000 or (ii) as of the end of any fiscal quarter commencing with the fiscal quarter ending
          September 30, 2002, have a consolidated Tangible
          Capital Base of less than the sum of (x)
          $7,600,000 plus (y) on a cumulative basis, 45% of positive consolidated net income (without reduction for losses) for each fiscal quarter ending after June 30, 2002.


                              Exhibits:  Page 3

              (ii) Fixed Charge Coverage Ratio.  The Fixed
          Charge Coverage Ratio of the Company shall not at any time during any period set forth below to be less than the ratio set opposite such period:

                                                Minimum Fixed Charge
          Period                                   Coverage Ratio
          ------                                --------------------

     October 1, 2002 through December 31, 2002          .95x

     October 1, 2002 through March 31, 2003             .95x

     October 1, 2002 through June 30, 2003              .95x

     October 1, 2002 through September 30, 2003         .95x

     Thereafter (on a rolling four quarters basis)      .95x


          (iii) Fixed Charge Coverage Shortfall. The amount by which (i) the aggregate Fixed Charges of the Company and its subsidiaries, exceeds (ii) the consolidated EBITDA of the Company its subsidiaries, for each fiscal period set forth below shall not be greater than the maximum shortfall amount set opposite such fiscal period:

                                                Maximum Shortfall
          Fiscal Period                               Amount
          -------------                         -----------------

     July 1 through July 31, 2002                   $ 262,500

     July 1 through August 31, 2002                 $ 157,500

     July 1 through September 30, 2002              $ 262,500"



4.   No Default; Representations and Warranties, etc.
     -----------------------------------------------

     The Company hereby represents, warrants and confirms that:
(a) the representations and warranties of the Company contained in Article 3 of the Securities Purchase Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect to this Amendment, the Company is in compliance with all of the terms and provisions set forth in the Securities Purchase Agreement and the other Subordinated Debt Documents; (c) after giving effect to this Amendment, no Event of Default (as defined in the Notes) has occurred and is continuing; and (d) the execution, delivery and performance by the Company of this Amendment (i) have been duly authorized by all necessary action on the part of the Company, (ii) will not violate any applicable law or regulation or the organizational documents of the Company or any of its subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Company or any of its assets, including without limitation, the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), and (iv) do not


                              Exhibits:  Page 4
require any consent, waiver or approval of or by any person
(other than the Purchasers) which has not been obtained.

5.   Conditions to Effectiveness.
     ---------------------------

     The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

     (a) The Purchasers shall have received counterparts of this Amendment duly executed by the Company;

     (b) The Purchasers shall have received a Certificate of the Secretary of the Company, certifying that this Amendment has been duly authorized by the Boards of Directors of the Company;

     (c) The Company shall have delivered to the Purchasers evidence that Lender has executed and delivered to the Company a written amendment and waiver with respect to the Loan Documents (as defined in the Credit Agreement, in form and substance reasonably acceptable to the Purchasers; and

     (d) The Company shall have reimbursed the Purchasers for all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by the Purchasers in connection with this Amendment and the issuance by Purchasers of that certain Warrant to Robert Stanojev dated August 5, 2002 and the transactions contemplated hereby.

6.   Miscellaneous.
     -------------

     (a) Except as specifically amended hereby, all of the terms and provisions of the Securities Purchase Agreement, the other
Subordinated Debt Documents and all related documents, shall remain in full force and effect.

     (b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     (c) This Amendment shall be governed by the laws of the State of Illinois and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Left Intentionally Blank]

                              Exhibits:  Page 5

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

ALTERNATIVE RESOURCES CORPORATION


By:  /s/ Steven Purcell
     ------------------
     Name:   Steven Purcell
     Title:  Chief Financial Officer


PURCHASERS:

WYNNCHURCH CAPITAL PARTNERS, L.P.

By:  Wynnchurch Partners, L.P., its general partner

     By:  Wynnchurch Management Inc., its general partner


     By:  /s/ John Hatherly
          -----------------
          Name:  John Hatherly
          Title: President

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By:  Wynnchurch Partners Canada, L.P., its general partner

     By:  Wynnchurch GP Canada, Inc., its general partner

     By:  /s/ John Hatherly
          -----------------
          Name:  John Hatherly
          Title: President




                              Exhibits:  Page 6